UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2022

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Civista Bancshares, Inc. held its annual meeting of shareholders on April 19, 2022, for the purpose of considering and voting on the following proposals. Summaries of the voting results are included following the description of each matter.

1.) To elect nine (9) directors to serve one-year terms expiring in 2023.

Director Candidate	For	Withheld	Broker Non-Vote
Julie A. Mattlin	10,139,928.34	118,480.35	2,344,277.00
James O. Miller	6,398,201.80	3,860,206.89	2,344,277.00
Dennis E. Murray, Jr.	7,981,656.57	2,276,752.12	2,344,277.00
Allen R. Nickles	10,007,033.88	251,374.82	2,344,277.00
Mary Patricia Oliver	9,568,637.34	689,771.35	2,344,277.00
William F. Ritzmann	10,089,470.81	168,937.88	2,344,277.00
Dennis G. Shaffer	10,104,194.08	154,214.62	2,344,277.00
Harry Singer	9,959,979.34	298,429.35	2,344,277.00
Daniel J. White	10,029,129.34	229,279.35	2,344,277.00

Each of the nominees was elected.

2.) To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executives as disclosed in the proxy statement for the annual meeting.

For	Against	Abstain	Broker Non-Vote
9,644,283.73	228,462.94	385,662.02	2,344,277.00

The proposal passed.

3.) To ratify the appointment of BKD, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Vote
12,546,860.98	28,422.00	27,402.72	—

The proposal passed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: April 20, 2022	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller